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                                                               Exhibit (n) (iii)

April 26, 2005

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

      I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 for Zenith Flexible Life 2001, issued through New England Variable Life Separate Account (File No. 333-103193).

                                               Very truly yours,

                                               /s/ Marie C. Swift
                                               Marie C. Swift
                                               Vice President and Counsel